Exhibit 10.49

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment to the Credit Agreement (this “Amendment”), is dated as of February 15, 2013, by and among FIFTH THIRD BANK, an Ohio banking corporation, as the administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and LONGTRAIN LEASING I, LLC, a Delaware limited liability company (“Borrower”).

WITNESSETH:

WHEREAS, Borrower, Administrative Agent, the Lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), and American Railcar Industries, Inc, a North Dakota corporation (the “Seller”) entered into that certain Credit Agreement, dated as of December 20, 2012 (the “Credit Agreement”); and

WHEREAS, Borrower and Administrative Agent have jointly identified a provision of the Credit Agreement that is either an ambiguity, inconsistency, obvious error, or mistake, or an error, mistake or omission of a technical or immaterial nature, and desire to amend such provision of the Credit Agreement, subject to the terms hereof;

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS.

Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

SECTION 2. AMENDMENT.

Upon the Amendment Effective Date (as hereinafter defined), Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Depreciation Factor” therefrom in its entirety and substituting the following in lieu thereof:

“Depreciation Factor” means (A) prior to March 15, 2013, 0% and (B) on and after March 15, 2013, three and one-third percent (3.33%) per annum.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER.

In order to induce the Administrative Agent to enter into this Amendment, the the Borrower hereby represents and warrants to Lenders and Administrative Agent, and agrees that:

(a) the representations and warranties contained in the Credit Agreement (as amended hereby) and the other outstanding Collateral Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Credit Agreement (or under any Loan or Collateral Document); and

(b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.

This Amendment shall be deemed to have become effective as of December 20, 2012 (the “Amendment Effective Date”) upon satisfaction of each of the following conditions:

(a) Borrower and Administrative Agent shall have executed this Amendment.

(b) Administrative Agent shall have given notice to the Lenders of this Amendment as required by the Credit Agreement.

(c) The Required Lenders shall not have objected to this Amendment within five (5) Business Days following receipt of such notice, or shall have indicated to the Administrative Agent in writing (including by email) on or prior to such fifth (5th) Business Day that they shall not object to this Amendment.

SECTION 7. EXECUTION IN COUNTERPARTS.

This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart by facsimile or electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 8. COSTS AND EXPENSES.

Borrower hereby affirms its obligation under the Credit Agreement to reimburse Administrative Agent for all reasonable costs and out-of-pocket expenses paid or incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable attorneys’ fees and time charges of attorneys for Administrative Agent with respect thereto.

SECTION 9. GOVERNING LAW.

This Amendment shall be governed by, and constructed and interpreted in accordance with, the laws of the State of New York, without regard to the internal conflicts of laws provisions thereof (other than sections 5-401 and 5-402 of the New York General Obligations Law).

SECTION 10. EFFECT OF AMENDMENT; REAFFIRMATION OF LOAN DOCUMENTS.

The Borrower and Administrative Agent hereby agree that:

(a) Upon the effectiveness of the amendment set forth in Section 2 of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement amended hereby.

(b) Except as specifically amended, waived or otherwise modified herein, the terms and conditions of the Credit Agreement and all other Loan Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and, subject to such amendments, waivers and modifications herein set forth, are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy by the Administrative Agent under the Credit Agreement or any other Loan Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

LONGTRAIN LEASING I, LLC, as Borrower

By:	/s/ Dale C. Davies
Name: Dale C. Davies
Title: Sr. VP and CFO

FIFTH THIRD BANK, as Administrative Agent

By:	/s/ Thomas J. Merkle
Name: Thomas J. Merkle
Title: Vice President